SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ONYX SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)
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underlying
Title	Aggregate	value of
of each class	number of	transaction
of securities	securities	computed	Proposed
to which	to which	pursuant to	maximum
transaction	transaction	Exchange Act	aggregate value
applies	applies	Rule 0-11	of transaction	Total fee paid

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Filed by Onyx Software Corporation pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: Onyx Software Corporation
Commission File No.: 0-25361
On June 29, 2006, Onyx Software Corporation issued the following press release:

Press Release

Investor Contact:	Press Contact:
Rosemary Moothart	Robert Craig
Director of Investor Relations	Director of Public Relations
+1-425-519-4068	+1-617-314-6846
rosemarym@onyx.com	rcraig@onyx.com
Onyx Software Files Definitive Proxy and Sets Date of Special Shareholder Meeting
BELLEVUE, Wash. — June 29, 2006 — Onyx® Software Corporation (NASDAQ:ONXS), a worldwide leader in customer management solutions for the enterprise, announced that today it has filed a definitive proxy statement related to the proposed acquisition of Onyx by M2M Holdings, Inc. with the Securities and Exchange Commission (SEC) after a limited review by the SEC. Onyx will hold a special meeting of shareholders to vote on the proposed transaction at 10:00 a.m. local time on Tuesday, August 1, 2006, at the Onyx headquarters in Bellevue, Washington. Shareholders of Onyx stock at the close of business on June 21, 2006, the record date, will be entitled to vote on the transaction.
A copy of the definitive proxy and related voting materials and instructions will be mailed on approximately June 30, 2006 to the Onyx shareholders entitled to vote at the special meeting. Shareholders also may obtain a copy of these materials and information on voting procedures by contacting The Altman Group at 1-800-581-5607.
On June 26, 2006, Onyx announced it has received notification from the Federal Trade Commission of early termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 (HSR), as amended, relating to the proposed transaction. Completion of the HSR review satisfies a regulatory review condition to closing the transaction. The closing of the transaction remains subject to approval by holders of a majority of Onyx’s outstanding common stock and other customary closing conditions. If shareholder approval is obtained at the special meeting, Onyx expects the transaction to close promptly following the special meeting on August 1, 2006.

Additional Information About the Proposed Transaction and Where to Find It
As previously mentioned, in connection with the proposed transaction Onyx filed a definitive proxy statement with the SEC. Investors and security holders are advised to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain important information about the proposed transaction and Onyx. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Onyx from the SEC Web site at www.sec.gov.
Onyx’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Onyx in connection with the proposed transaction. A description of certain of the interests of directors and executive officers of Onyx is set forth in the definitive proxy statement.
About Onyx Software
Onyx Software Corporation (NASDAQ:ONXS) is a worldwide leader in customer management and process software for mid- and large-size enterprises. Onyx provides flexible solutions that enable organizations to automate, manage and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity, and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software — companies
(more)

such as Amway Corporation, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-Onyx, info@onyx.com or http://www.onyx.com/.
Forward-Looking Statements
This press release contains forward-looking statements, including statements about the expected closing of the proposed acquisition of Onyx by M2M Holdings, Inc. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to, the risk the transaction is not consummated or is not consummated within the expected timeframe and the “Risk Factors” described in our annual report on form 10-K and our quarterly report on form 10-Q and other filings with the Securities and Exchange Commission which are available on our investor relations home page at www.onyx.com/investors. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
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Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.